Exhibit 99.1

News Release

LinkedIn Announces First Quarter 2012 Financial Results

MOUNTAIN VIEW, Calif., May 3, 2012 — LinkedIn Corporation (NYSE: LNKD), the world’s largest professional network on the Internet with 161 million members, reported its financial results for the first quarter ended March 31, 2012:

•	Revenue for the first quarter was $188.5 million, an increase of 101% compared to $93.9 million in the first quarter of 2011.

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Net income for the first quarter was $5.0 million, compared to net income of $2.1 million for the first quarter 2011. Non-GAAP net income for the first quarter was $16.9 million, compared to $5.8 million for the first quarter of 2011. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the first quarter was $38.1 million, or 20% of revenue, compared to $13.3 million for the first quarter of 2011, or 14% of revenue.

•	GAAP EPS for the first quarter was $0.04; Non-GAAP EPS for the first quarter was $0.15.

“LinkedIn’s solid performance in the first quarter built on the company’s momentum in 2011,” said Jeff Weiner, CEO of LinkedIn. “We saw strength across all key metrics from member signups and engagement to significant revenue growth across our three product lines.”

First Quarter Financial Details and Operating Summary

LinkedIn reported revenue of $188.5 million for the first quarter ended March 31, 2012, an increase of 101% compared to the first quarter of 2011, and the 7th straight quarter of greater than 100% year-over-year growth.

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Hiring Solutions: Revenue from Hiring Solutions products totaled $102.6 million, an increase of 121% compared to the first quarter of 2011. Hiring Solutions revenue represented 54% of total revenue in the first quarter of 2012, compared to 49% in the first quarter of 2011.

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Marketing Solutions: Revenue from Marketing Solutions products totaled $48.0 million, an increase of 73% compared to the first quarter of 2011. Marketing Solutions revenue represented 26% of total revenue in the first quarter of 2012, compared to 30% in the first quarter of 2011.

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Premium Subscriptions: Revenue from Premium Subscriptions products totaled $37.9 million, an increase of 91% compared to the first quarter of 2011. Premium Subscriptions represented 20% of total revenue in the first quarter of 2012, compared to 21% of revenue in the first quarter of 2011.

Revenue from the U.S. totaled $120.8 million, and represented 64% of total revenue in the first quarter of 2012. Revenue from international markets totaled $67.6 million, and represented 36% of total revenue in the first quarter of 2012.

Revenue from the field sales channel totaled $101.5 million, and represented 54% of total revenue in the first quarter of 2012. Revenue from the online, direct sales channel totaled $87.0 million, and represented 46% of total revenue in the first quarter of 2012.

GAAP net income for the first quarter was $5.0 million, compared to net income of $2.1 million for the first quarter of 2011. Non-GAAP net income for the first quarter was $16.9 million, compared to $5.8 million in the first quarter of 2011.

Adjusted EBITDA was $38.1 million for the first quarter of 2012, or 20% of revenue, compared to $13.3 million for the first quarter of 2011, or 14% of revenue.

GAAP EPS was $0.04 based on 111.3 million fully-diluted weighted shares outstanding compared to $0.00 for the first quarter of 2011 based on 51.5 million fully-diluted weighted shares outstanding. Non-GAAP EPS was $0.15 based on 111.3 million fully-diluted weighted shares outstanding compared to $0.06 for the first quarter of 2011 based on 97.1 million fully-diluted weighted shares outstanding.

“LinkedIn grew over 100% for the seventh consecutive quarter and achieved records for adjusted EBITDA, operating and free cash flow,” said Steve Sordello, CFO of LinkedIn. “We remain focused on investing in our technology and product platform as well as expanding our business in new international markets and customer segments.”

For additional information, please see the “Selected Company Metrics and Financials” page on LinkedIn’s Investor Relations site.

First Quarter Highlights and Strategic Announcements

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In January, LinkedIn began an early rollout of Talent Pipeline with five charter customers including PepsiCo, Pfizer, Red Hat, Netflix, and First Citizens Bank. Available to all Recruiter customers in Q2, Talent Pipeline allows recruiters and hiring managers to manage, track, and stay in touch with all their target candidates regardless of source.

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In February, LinkedIn launched the Follow Company button for the more than two million companies with active LinkedIn company pages, making it easier for professionals to follow those companies on LinkedIn from anywhere on the web.

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In March, LinkedIn introduced a new version of People You May Know. This new streamlined tool makes it even easier for professionals to grow their networks through a simpler, more visual user experience.

•	In the first quarter, LinkedIn continued its global growth strategy by adding two new languages (Czech and Dutch) to the LinkedIn platform, and an office in Madrid.

Business Outlook

LinkedIn is providing guidance for the second quarter of 2012, and revising guidance for the full year 2012 on revenue, adjusted EBITDA, depreciation and amortization, and stock-based compensation.

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Q2 2012 Guidance: Revenue for the second quarter of 2012 is projected to range between $210 million to $215 million. The company expects adjusted EBITDA to range between $40 million and $42 million. The company expects depreciation and amortization to range between $18.5 million and $19.5 million, and stock-based compensation to range between $18 million and $19 million.

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Full Year 2012 Guidance: The company has revised upward its expected revenue range to $880 million to $900 million from the prior range of $840 million to $860 million. The company has also revised upward its expected adjusted EBITDA range to $170 million to $175 million from the prior range of $155 million to $165 million. The projected range for depreciation and amortization has increased to $75 million to $85 million from $70 million to $80 million, and stock-based compensation has increased to $80 million to $90 million from $65 million to $75 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its first quarter 2012 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. Pacific Time on May 3, 2012 through May 10, 2012 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056, access code 70674424.

Upcoming Event

Management will participate in upcoming financial Q&A discussions at an investment industry event on May 9th. LinkedIn will furnish a link to this event on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With 161 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenue coming from member subscriptions, marketing solutions and hiring solutions. Headquartered in Silicon Valley, LinkedIn also has offices across the Americas, Europe, and the Asia-Pacific.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors’ operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Income tax effect of non-GAAP adjustments. Excluding the income tax effect of non-GAAP adjustments from the provision for income taxes assists investors in understanding the tax provision related to those adjustments and the effective tax rate related to ongoing operations.

Assumed preferred stock conversion. As a result of the company’s initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted net income per share has been calculated assuming the conversion of all outstanding shares of preferred stock into shares of Class B common stock.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for other income , net and provision (benefit) for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our planned investments in key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the second quarter of 2012 and the full fiscal year 2012. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include-but are not limited to-risks associated with: the company’s limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to acquisitions of other companies; expectations regarding the company’s ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that its website is accessible at all times with short or no perceptible load times; security measures and the risk that the company’s website may be subject to attacks that degrade or deny the ability of members to access the company’s solutions; our ability to maintain our rate of revenue growth; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use the company’s solutions; the company’s core value of putting members first, which may conflict with the short-term interests of the business; privacy issues; increasing competition; our ability to manage our growth and retain our employees; and the dual class structure of the company’s common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time,

including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K that was filed for the year ended December 31, 2011, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended March 31, 2012, which should read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of May 3, 2012, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$342,248	$339,048
Short-term investments	278,559	238,456
Accounts receivable (net of allowance for doubtful accounts of $4,599 and $5,460 at March 31, 2012 and December 31, 2011, respectively)	116,237	111,372
Deferred commissions	14,109	13,594
Prepaid expenses	12,418	10,799
Other current assets	18,338	12,658

Total current assets	781,909	725,927
Property and equipment, net	123,881	114,850
Goodwill	17,136	12,249
Intangible assets, net	10,008	8,095
Other assets	18,476	12,576

TOTAL ASSETS	$951,410	$873,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,618	$28,217
Accrued liabilities	56,498	58,644
Deferred revenue	174,817	139,798

Total current liabilities	263,933	226,659
DEFERRED TAX LIABILITIES	21,635	18,551
OTHER LONG TERM LIABILITIES	9,725	3,508

Total liabilities	295,293	248,718

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	10	10
Additional paid-in capital	643,656	617,629
Accumulated other comprehensive income	222	100
Accumulated earnings	12,229	7,240

Total stockholders’ equity	656,117	624,979

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$951,410	$873,697

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net revenue	$188,456	$93,932
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	25,133	16,783
Sales and marketing	65,884	29,361
Product development	47,093	24,735
General and administrative	24,854	13,614
Depreciation and amortization	14,882	8,159

Total costs and expenses	177,846	92,652

Income from operations	10,610	1,280
Other income, net	224	449

Income before income taxes	10,834	1,729
Provision (benefit) for income taxes	5,845	(349)

Net income	$4,989	$2,078

Net income attributable to common stockholders	$4,989	$—

Net income per share attributable to common stockholders:
Basic	$0.05	$0.00

Diluted	$0.04	$0.00

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	102,210	43,726

Diluted	111,310	51,459

LINKEDIN CORPORATION

SUPPLEMENTAL REVENUE INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenue by product:
Hiring Solutions	$102,560	$46,333
Marketing Solutions	47,950	27,683
Premium Subscriptions	37,946	19,916

Total	$188,456	$93,932

Revenue by geographic region:
United States	$120,849	$65,120
Other Americas (1)	12,009	4,599

Total Americas	132,858	69,719
EMEA (2)	42,845	19,731
APAC (3)	12,753	4,482

Total	$188,456	$93,932

Revenue by channel:
Field sales	$101,471	$50,628
Online sales	86,985	43,304

Total	$188,456	$93,932

(1)	Canada, Latin America and South America
(2)	Europe, the Middle East and Africa (“EMEA”)
(3)	Asia-Pacific (“APAC”)

LINKEDIN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Non-GAAP net income and net income per share:
GAAP net income	$4,989	$2,078
Add back: stock-based compensation	12,626	3,843
Add back: amortization of intangible assets	1,308	810
Income tax effect of non-GAAP adjustments	(1,990)	(978)

NON-GAAP NET INCOME	$16,933	$5,753

GAAP diluted shares	111,310	51,459
Add back: assumed preferred stock conversion	—	45,647

NON-GAAP DILUTED SHARES	111,310	97,106

NON-GAAP DILUTED NET INCOME PER SHARE	$0.15	$0.06

Adjusted EBITDA:
Net income	$4,989	$2,078
Provision (benefit) for income taxes	5,845	(349)
Other income, net	(224)	(449)
Depreciation and amortization	14,882	8,159
Stock-based compensation	12,626	3,843

ADJUSTED EBITDA	$38,118	$13,282